Exhibit 5.2

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 O: 650.493.9300 F: 650.493.6811

May 10, 2021

QuantumScape Corporation

1730 Technology Drive

San Jose, California 95110

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by QuantumScape Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 15,221,334 outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”) to be sold by selling securityholders named in the Registration Statement.

We are acting as counsel for the Company in connection with the sale of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion, that the Shares to be offered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE